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                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED APRIL 16, 1999)

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                                  922 SHARES

                                 COMMON STOCK

                           KEY ENERGY SERVICES, INC.


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    Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
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    The Shares are being issued and delivered to Duane O. Nelson and Alice
Lynn Nelson pursuant to the exercise of a Common Stock Purchase Warrant dated as of March 28, 1996 ("Warrant") to purchase 922 shares of common stock. The exercise price pursuant to the terms of the Warrant is $6.75 per share.

    The Shares are not being issued through underwriters, agents or dealers. No fees or commissions are being paid in connection with the issuance of the Shares.










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            The date of this Prospectus Supplement is March 9, 2001.